Exhibit 99.1

Carbon Black Announces Fourth Quarter and Full Year Fiscal 2018 Financial Results

Fourth Quarter 2018 Total Revenue of $56.9 million, up 27% Year-over-Year

Fourth Quarter 2018 Subscription, License and Support Revenue of $54.4 million, up 31% Year-over-Year

Fourth Quarter 2018 Recurring Revenue of $52.9 million, up 32% Year-over-Year

Fourth Quarter 2018 Cloud Revenue of $18.8 million, up 102% Year-over-Year

Ended the quarter with 5,025 total customers, including 2,851 cloud customers

Waltham, Mass. – February 20, 2019 - Carbon Black, Inc. (NASDAQ: CBLK), a leader in next-generation endpoint security delivered via the cloud, today announced its financial results for the fourth quarter and full year ended December 31, 2018.

“Carbon Black’s fourth quarter results were highlighted by 32% recurring revenue growth and 102% growth in cloud revenue,” said Patrick Morley, President and Chief Executive Officer of Carbon Black. “2018 was a critical year for Carbon Black, as we successfully transitioned to a cloud-first company.  The endpoint protection market is at the very beginning stages of a once-in-a-generation platform shift to the cloud.  We believe the powerful set of offerings available on our CB Predictive Security Cloud™  positions Carbon Black as the leading next-generation cloud platform and will enable us to consolidate the fragmented next-generation endpoint security market.”

Morley continued, “We introduced a significant number of innovative cloud products onto the Predictive Security Cloud during 2018. In 2019 we will focus on refining our demand generation and sales and channel enablement capabilities to sell our expanded cloud security platform.  We expect this will have a near-term impact on growth and believe it is essential to maximizing the long-term market opportunity for the company.”

Fourth Quarter 2018 Financial Highlights

•

Revenue: Total revenue was $56.9 million in the fourth quarter fiscal 2018, an increase of 27% year-over-year. Subscription, license and support revenue was $54.4 million, an increase of 31% year-over-year, and services revenue was $2.5 million, a decrease of 17% year-over-year.

•

Gross Profit: Gross profit was $44.3 million in the fourth quarter fiscal 2018, representing a 78% gross margin, in line with the year-ago period. Non-GAAP gross profit was $44.9 million, representing a 79% non-GAAP gross margin, in line with the year-ago period.

•

Loss from Operations: Loss from operations was ($19.5) million in the fourth quarter fiscal 2018, compared to ($14.0) million in the year-ago period. Non-GAAP loss from operations was ($15.0) million in the fourth quarter fiscal 2018, compared to ($11.3) million in the year-ago period.

•

Net Loss: Net loss was ($18.6) million in the fourth quarter fiscal 2018. Net loss attributable to common stockholders was ($18.6) million, or ($0.27) per share based on 68.8 million weighted-average shares outstanding, in the fourth quarter fiscal 2018. In the year-ago period, net loss was ($14.8) million and net loss attributable to common stockholders was ($27.1) million, or ($2.51) per share based on 10.8 million weighted-average shares outstanding.  Non-GAAP net loss was ($14.1) million, or ($0.20) per share based on 68.8 million weighted-average shares outstanding. This compares to ($11.3) million, or ($1.04) per share based on 10.8 million weighted-average shares outstanding, in the year-ago period.

•

Cash and Cash Flow: As of December 31, 2018, Carbon Black had $160.6 million in cash, cash equivalents and short-term investments. During the three months ended December 31, 2018, Carbon Black used ($9.2) million of cash in operations and ($1.1) million in capital expenditures and capitalized software development costs, leading to negative free cash flow of ($10.3) million, compared to positive free cash flow of $3.6 million in the year-ago period.

Full Year Fiscal 2018 Financial Highlights

•

Revenue: Total revenue was $209.7 million for the full year fiscal 2018, an increase of 30% year-over-year. Subscription, license and support revenue was $198.5 million, an increase of 33% year-over-year, and services revenue was $11.2 million, a decrease of 6% year-over-year.

•

Gross Profit: Gross profit was $164.0 million for the full year fiscal 2018, representing a 78% gross margin, in line with the year-ago period. Non-GAAP gross profit was $166.2 million, representing a 79% non-GAAP gross margin, in line with the year-ago period.

•

Loss from Operations: Loss from operations was ($74.6) million for the full year fiscal 2018, compared to ($52.6) million for the year-ago period. Non-GAAP loss from operations was ($55.5) million for the full year fiscal 2018, compared to ($42.1) million for the year-ago period.

•

Net Loss: Net loss was ($82.1) million for the full year fiscal 2018. Net loss attributable to common stockholders was ($281.5) million, or ($5.82) per share based on 48.4 million weighted-average shares outstanding, for the full year fiscal 2018. For the year-ago period, net loss was ($53.2) million and net loss attributable to common stockholders was ($81.3) million, or ($7.83) per share based on 10.4 million weighted-average shares outstanding.  Non-GAAP net loss was ($54.2) million, or ($1.12) per share based on 48.4 million weighted-average shares outstanding. This compares to ($41.9) million, or ($4.03) per share based on 10.4 million weighted-average shares outstanding, for the year-ago period.

•

Cash Flow: During the twelve months ended December 31, 2018, Carbon Black used ($37.3) million of cash for operations and ($8.4) million for capital expenditures and capitalized software development costs, leading to negative free cash flow of ($45.7) million, compared to negative free cash flow of $(13.7) million for the year-ago period.

A reconciliation of each of recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow to the most directly comparable GAAP measure has been provided in the tables at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2018 and Recent Business Highlights

•

Continued to grow our customer base, ending the quarter with 5,025 total customers, up 34% from the year-ago period, and 2,851 cloud customers, up 78% from the year-ago period. Growth was driven by demand for the CB Predictive Security Cloud and customer acquisition across a broad range of industries.

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Announced the general availability of CB LiveOps™ and CB ThreatHunter, the newest solutions available on the CB Predictive Security Cloud.  CB LiveOps is our real-time endpoint query and remediation solution that enables security and IT Operations teams to assess the current state of endpoints across their enterprise, take actions to remediate identified issues, and simplify operational reporting.  CB ThreatHunter builds off the industry leading incident response tools of CB Response and continuously records and centrally stores all activity of an endpoint, providing a unique and valuable view of a customer’s threat profile across its environment.

•

Appointed Vanessa Pegueros and Jill Ward to the Board of Directors. Pegueros currently serves as Vice President and Chief Information Security Officer (CISO) for DocuSign, Inc. (NASDAQ: DOCU). Ward recently served as President, COO, and CEO-elect of Fleetmatics and was previously VP and SVP/General Manager at Intuit.

•

Appointed Brad Rinklin, a seasoned industry leader with more than 20 years of experience in B2B technology and cybersecurity marketing, as Chief Marketing Officer (CMO).  Rinklin is based at the company’s headquarters in Waltham, Mass. and leads all marketing activity, reporting to Thomas Hansen, Carbon Black’s Chief Operating Officer (COO).

Business Outlook

Based on information as of today, February 20, 2019, Carbon Black is issuing the following financial guidance for the first quarter and full year fiscal 2019:

	First Quarter Fiscal 2019	Full Year Fiscal 2019
Total Revenue	$ 56.5 million to $ 57.5 million	$ 240.0 million to $ 244.0 million
Non-GAAP Loss from Operations	($16.0) million to ($15.5) million	($45.0) million to ($43.0) million
Non-GAAP Net Loss per Share	($0.23) to ($0.22)	($0.64) to ($0.61)

Carbon Black’s forward-looking non-GAAP loss from operations and non-GAAP net loss per share exclude estimates for stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, change in fair value of warrant liability and accretion of preferred stock to redemption value. Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, particularly with respect to stock-based compensation expense. Stock-based compensation expense is directly impacted by unpredictable fluctuations in our stock price and by future hiring, turnover and retention needs, all of which are difficult to predict and subject to change. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP loss from operations and GAAP net loss per share.

Conference Call Information

Carbon Black will host a conference call today, February 20, 2019, at 5:00 p.m. (Eastern Time) to discuss its financial results, business outlook and other matters. A live webcast of the conference call will be available on available on the “Events” page of the Carbon Black investor relations website at https://investors.carbonblack.com/. To access the call by phone, dial (866) 394-4596 (domestic) or (210) 874-7849 (international). A replay of this conference call will be available for a limited time at (855) 859-2056 (domestic) or (404) 537-3406 (international) with passcode 5486638. A replay of the webcast will also be available for a limited time at https://investors.carbonblack.com/.

About Carbon Black

Carbon Black (NASDAQ: CBLK) is a leader in endpoint security dedicated to keeping the world safe from cyberattacks. The company’s big data and analytics platform, the CB Predictive Security Cloud (PSC), consolidates endpoint security and IT operations into an extensible cloud platform that prevents advanced threats, provides actionable insight and enables businesses of all sizes to simplify operations. By analyzing billions of security events per day across the globe,

Carbon Black has key insights into attackers’ behavior patterns, enabling customers to detect, respond to and stop emerging attacks.

More than 5,000 global customers, including 34 of the Fortune 100, trust Carbon Black to protect their organizations from cyberattacks. The company’s partner ecosystem features more than 500 MSSPs, VARs, distributors and technology integrations, as well as many of the world’s leading IR firms, who use Carbon Black’s technology in more than 500 breach investigations per year.

Carbon Black, CB Predictive Security Cloud, and CB LiveOps, are registered trademarks or trademarks of Carbon Black, Inc. in the United States and other jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the first quarter and full year fiscal 2019, our predictions about the endpoint security market transition toward the cloud, our position to execute on our go-to-market strategy, our introduction of future product enhancements and the potential advantages of those enhancements, and our ability to expand our leadership position and drive revenue growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our history of losses; failure (or the perceived failure) of our products to detect cyber attacks; our investments in new products and our ability to introduce new features, services or enhancements; the intense competition that we face in our market; our ability to effectively expand our sales and marketing organization; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth in the market for next-generation endpoint security solutions and adjacent security markets and our ability to penetrate those markets; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks detailed under the caption “Risk Factors” in the final prospectus for our initial public offering filed on May 4, 2018 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission (“SEC”), as updated by our subsequently filed quarterly reports on Form 10-Q and our other SEC filings. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Recurring revenue is defined as subscription, license and support revenue (which includes revenue relating to support for perpetual licenses) less perpetual license revenue. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, and, in the case of non-GAAP net loss, change in fair value of warrant liability and accretion of preferred stock to redemption value. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted. Carbon Black uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Carbon Black’s ongoing operational performance. Carbon Black believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Carbon Black’s industry, many of which present similar non-GAAP financial measures to investors.

Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. Carbon Black uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of Carbon Black’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. Carbon Black believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of Carbon Black’s website at http://investors.carbonblack.com/.

Investor Relations Contact

Brian Denyeau

ICR for Carbon Black

646-277-1251

investorrelations@carbonblack.com

Media Relations Contact

Ryan Murphy

Carbon Black

Senior PR Manager

917-693-2788

rmurphy@carbonblack.com

CARBON BLACK, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$67,868	$36,073
Short-term investments	92,770	-
Accounts receivable, net	62,555	60,850
Prepaid expenses and other current assets	8,751	6,040
Deferred commissions, current portion	13,078	9,551
Total current assets	245,022	112,514
Deferred commissions, net of current portion	25,076	20,404
Property and equipment, net	14,370	12,459
Intangible assets, net	2,529	4,092
Goodwill	119,656	119,656
Deferred tax assets	483	-
Other long-term assets	601	2,436
Total assets	$407,737	$271,561
Liabilities, Redeemable Convertible and Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,663	$2,481
Accrued expenses	20,669	18,846
Deferred revenue, current portion	152,522	130,165
Deferred rent	1,216	944
Total current liabilities	179,070	152,436
Deferred revenue, net of current portion	40,371	38,535
Warrant liability	-	2,766
Deferred rent, net of current portion	2,651	3,114
Deferred tax liability	49	33
Other long-term liabilities	42	42
Total liabilities	222,183	196,926

Redeemable convertible preferred stock	-	333,204

Series A convertible preferred stock	-	1,510
Stockholders’ equity (deficit):
Common stock	70	11
Treasury stock, at cost	(6)	(6)
Additional paid-in capital	723,051	13,429
Accumulated other comprehensive loss	(49)	-
Accumulated deficit	(537,512)	(273,513)
Total stockholders’ equity (deficit)	185,554	(260,079)
Total liabilities, redeemable convertible and convertible preferred stock and stockholders’ equity (deficit)	$407,737	$271,561

CARBON BLACK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenue:
Subscription, license and support	$54,402	$41,655	$198,508	$148,790
Services	2,481	2,978	11,216	11,988
Total revenue	56,883	44,633	209,724	160,778
Cost of revenue:
Subscription, license and support	9,659	6,800	33,937	24,217
Services	2,883	3,061	11,829	11,421
Total cost of revenue	12,542	9,861	45,766	35,638
Gross profit	44,341	34,772	163,958	125,140
Operating expenses:
Sales and marketing	38,626	28,261	140,283	103,339
Research and development	17,432	14,253	64,627	52,047
General and administrative	7,770	6,277	33,609	22,337
Total operating expenses	63,828	48,791	238,519	177,723
Loss from operations	(19,487)	(14,019)	(74,561)	(52,583)
Interest income, net	846	27	2,039	32
Change in fair value of warrant liability	-	(889)	(8,838)	(810)
Other income (expense), net	(327)	12	(874)	227
Loss before income taxes	(18,968)	(14,869)	(82,234)	(53,134)
Benefit from (provision for) income taxes	418	30	177	(78)
Net loss	(18,550)	(14,839)	(82,057)	(53,212)
Accretion of preferred stock to redemption value	-	(12,305)	(199,492)	(28,056)
Net loss attributable to common stockholders	$(18,550)	$(27,144)	$(281,549)	$(81,268)
Net loss per share attributable to common stockholders—basic and diluted	$(0.27)	$(2.51)	$(5.82)	$(7.83)
Weighted-average common shares outstanding—basic and diluted	68,784,675	10,794,618	48,372,897	10,382,701

CARBON BLACK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(18,550)	$(14,839)	$(82,057)	$(53,212)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,084	1,885	7,965	7,089
Stock-based compensation expense	4,106	2,308	13,576	8,956
Provisions for doubtful accounts	144	(188)	284	(347)
Non-cash interest expense	13	7	47	22
Change in fair value of warrant liability	-	889	8,838	810
Deferred income taxes	(472)	(31)	(468)	(31)
Other non-cash income	(445)	-	(560)	-
Changes in operating assets and liabilities:
Accounts receivable	(11,117)	(14,384)	(1,990)	(16,901)
Prepaid expenses and other assets	133	1,048	(2,786)	(867)
Deferred commissions	(3,182)	(4,141)	(8,199)	(8,263)
Accounts payable	993	(1,832)	2,229	(696)
Accrued expenses	1,073	5,888	1,824	4,202
Deferred revenue	16,063	28,306	24,194	52,017
Deferred rent	(82)	(194)	(191)	(394)
Other long-term liabilities	-	(4)	(1)	(63)
Net cash (used in) provided by operating activities	(9,239)	4,718	(37,295)	(7,678)
Cash flows from investing activities:
Purchases of short-term investments	(1,977)	-	(96,558)	-
Sale and maturities of short-term investments	4,300	-	4,300	-
Purchases of property and equipment	(687)	(917)	(6,041)	(5,145)
Capitalization of internal-use software costs	(418)	(208)	(2,319)	(922)
Net cash provided by (used in) investing activities	1,218	(1,125)	(100,618)	(6,067)
Cash flows from financing activities:
Proceeds from exercise of stock options	6,790	1,553	10,138	3,902
Repayments of line of credit	-	-	-	(5,500)
Proceeds from initial public offering, net of offering costs	-	-	159,617	-
Payments of deferred financing costs	-	-	(47)	(84)
Payments of initial public offering costs	-	(3)	-	(3)
Net cash provided by (used in) financing activities	6,790	1,550	169,708	(1,685)
Net (decrease) increase in cash and cash equivalents	(1,231)	5,143	31,795	(15,430)
Cash and cash equivalents at beginning of period	69,099	30,930	36,073	51,503
Cash and cash equivalents at end of period	$67,868	$36,073	$67,868	$36,073

CARBON BLACK, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
GAAP total revenue	$56,883	100.0%	$44,633	100.0%	$209,724	100.0%	$160,778	100%

Reconciliation of cost of revenue
GAAP cost of subscription, license and support	$9,659	17.0%	$6,800	15.2%	$33,937	16.2%	$24,217	15.1%
Less: Stock-based compensation	(172)	0.3%	(131)	0.3%	(600)	0.3%	(403)	0.3%
Less: Amortization of acquired intangibles	(330)	0.6%	(330)	0.7%	(1,320)	0.6%	(1,320)	0.8%
Non-GAAP cost of subscription, license and support	$9,157	16.1%	$6,339	14.2%	$32,017	15.3%	$22,494	14.0%

GAAP cost of services	$2,883	5.1%	$3,061	6.9%	$11,829	5.6%	$11,421	7.1%
Less: Stock-based compensation	(89)	0.2%	(60)	0.1%	(302)	0.1%	(227)	0.1%
Non-GAAP cost of services	$2,794	4.9%	$3,001	6.7%	$11,527	5.5%	$11,194	7.0%

Reconciliation of gross profit
GAAP gross profit	$44,341	78.0%	$34,772	77.9%	$163,958	78.2%	$125,140	77.8%
Plus: Stock-based compensation	261	0.5%	191	0.4%	902	0.4%	630	0.4%
Plus: Amortization of acquired intangibles	330	0.6%	330	0.7%	1,320	0.6%	1,320	0.8%
Non-GAAP gross profit	$44,932	79.0%	$35,293	79.1%	$166,180	79.2%	$127,090	79.0%

Reconciliation of operating expenses
GAAP sales and marketing	$38,626	67.9%	$28,261	63.3%	$140,283	66.9%	$103,339	64.3%
Less: Stock-based compensation	(1,766)	3.1%	(888)	2.0%	(5,471)	2.6%	(3,310)	2.1%
Less: Amortization of acquired intangibles	(22)	0.0%	(22)	0.0%	(88)	0.0%	(88)	0.1%
Non-GAAP sales and marketing	$36,838	64.8%	$27,351	61.3%	$134,724	64.2%	$99,941	62.2%

GAAP research and development	$17,432	30.6%	$14,253	31.9%	$64,627	30.8%	$52,047	32.4%
Less: Stock-based compensation	(964)	1.7%	(580)	1.3%	(3,170)	1.5%	(2,506)	1.6%
Less: Amortization of acquired intangibles	(39)	0.1%	(39)	0.1%	(155)	0.1%	(155)	0.1%
Non-GAAP research and development	$16,429	28.9%	$13,634	30.5%	$61,302	29.2%	$49,386	30.7%

GAAP general and administrative	$7,770	13.7%	$6,277	14.1%	$33,609	16.0%	$22,337	13.9%
Less: Stock-based compensation	(1,115)	2.0%	(649)	1.5%	(4,033)	1.9%	(2,510)	1.6%
Less: Legal settlement	-	0.0%	-	0.0%	(3,900)	1.9%	-	0.0%
Non-GAAP general and administrative	$6,655	11.7%	$5,628	12.6%	$25,676	12.2%	$19,827	12.3%

Reconciliation of loss from operations
GAAP loss from operations	$(19,487)	34.3%	$(14,019)	31.4%	$(74,561)	35.6%	$(52,583)	32.7%
Plus: Stock-based compensation	4,106	7.2%	2,308	5.2%	13,576	6.5%	8,956	5.6%
Plus: Legal settlement	-	0.0%	-	0.0%	3,900	1.9%	-	0.0%
Plus: Amortization of acquired intangibles	391	0.7%	391	0.9%	1,563	0.7%	1,563	1.0%
Non-GAAP loss from operations	$(14,990)	26.4%	$(11,320)	25.4%	$(55,522)	26.5%	$(42,064)	26.2%

Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(18,550)	32.6%	$(27,144)	60.8%	$(281,549)	134.2%	$(81,268)	50.5%
Plus: Accretion of preferred stock to redemption value	-	0.0%	12,305	27.6%	199,492	95.1%	28,056	17.5%
GAAP net loss	(18,550)	32.6%	(14,839)	33.2%	(82,057)	39.1%	(53,212)	33.1%
Plus: Stock-based compensation	4,106	7.2%	2,308	5.2%	13,576	6.5%	8,956	5.6%
Plus: Legal settlement	-	0.0%	-	0.0%	3,900	1.9%	-	0.0%
Plus: Amortization of acquired intangibles	391	0.7%	391	0.9%	1,563	0.7%	1,563	1.0%
Plus: Change in fair value of warrant liability	-	0.0%	889	2.0%	8,838	4.2%	810	0.5%
Non-GAAP net loss	$(14,053)	24.7%	$(11,251)	25.2%	$(54,180)	25.8%	$(41,883)	26.1%

Reconciliation of net loss per share
Net loss per share attributable to common stockholders,
basic and diluted	$(0.27)		$(2.51)		$(5.82)		$(7.83)
Plus: Accretion of preferred stock to redemption value	-		1.14		4.12		2.70
Plus: Stock-based compensation	0.06		0.21		0.28		0.86
Plus: Legal settlement	-		-		0.08		-
Plus: Amortization of acquired intangibles	0.01		0.04		0.03		0.15
Plus: Change in fair value of warrant liability	-		0.08		0.18		0.08
Non-GAAP net loss per share, basic and diluted	$(0.20)		$(1.04)		$(1.12)		$(4.03)

Weighted average shares used in GAAP and non-GAAP net loss
per share, basic and diluted	68,784,675		10,794,618		48,372,897		10,382,701

Computation of free cash flow
Net cash (used in) provided by operating activities	$(9,239)		$4,718		$(37,295)		$(7,678)
Less: Purchases of property and equipment	(687)		(917)		(6,041)		(5,145)
Less: Capitalization of internal-use software costs	(418)		(208)		(2,319)		(922)
Free cash flow	$(10,344)		$3,593		$(45,655)		$(13,745)

Computation of recurring revenue
Subscription, license and support revenue	$54,402		$41,655		$198,508		$148,790
Less: Perpetual license revenue	(1,514)		(1,509)		(6,262)		(6,408)
Recurring revenue	$52,888		$40,146		$192,246		$142,382